Exhibit 99.3

Onboarding Documentation - Datavault AI Wallet Creation

Step 1:

Visit https://datavault.one/

Step 2:

Click Create an Account!

Step 3:

Enter personal email address to create DataVault username.

Step 4:

Open personal email to retrieve activation code

Step 5:

Copy and paste Activation Code or click Activate Account link. Create Password based on password requirements listed.

Step 6:

Login with email address and password

Step 7:

Meme Coins will be deposited beginning on the payment date and after all conditions/verifications have been completed.